UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 10, 2011

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INTEL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On January 10, 2011, Intel Corporation (Intel) and NVIDIA Corporation (NVIDIA) entered into a patent cross license agreement with a capture period that runs until March 31, 2017. Under the patent cross license agreement, Intel receives a license to all of NVIDIA’s patents. Under the agreement, NVIDIA products are licensed to Intel's patents subject to certain exclusions including exclusions for x86 products, certain chipsets, and certain flash memory technology products. The agreement also includes settlement of the existing litigation between the companies as well as broad mutual general releases. Further information regarding the disputes between Intel and NVIDIA that were resolved pursuant to the agreement is set forth in Note 24: Contingencies; Legal Proceedings, in the Notes to Consolidated Condensed Financial Statements of Intel’s Form 10-Q for the quarter ending September 25, 2010, filed on November 2, 2010. In exchange, Intel will make payments totaling $1.5 billion, paying $300 million in January of 2011, 2012 and 2013 and $200 million in January 2014, 2015, and 2016. This obligation will be recognized as a liability totaling approximately $1.4 billion, on a discounted basis.  Intel recognized an expense of $100 million in the fourth-quarter of 2010, classified as “marketing, general and administrative.”  The remaining amount, approximately $1.3 billion, will be recognized as an intangible asset in the first quarter of 2011 and will be amortized into cost of sales over future periods.

The foregoing information is a brief description of material terms and conditions of the agreement and is not intended to be a complete description of the agreement.  Interested persons should refer to the agreement for additional information.  A copy of the agreement is filed as Exhibit 10.1 to this Form 8-K.

Item 7.01                      Regulation FD Disclosure.

On January 10, 2011, Intel issued a press release regarding the cross license agreement with NVIDIA. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.
The following exhibits are provided as part of this Current Report as described in the Items above:
	Exhibit Number	Description
	10.1	Patent Cross License Agreement between NVIDIA Corporation and Intel Corporation, dated January 10, 2011. Portions of this exhibit have been omitted pursuant to a request for confidential treatment.
	99.1	Press Release of Intel Corporation dated January 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: January 10, 2011	Cary I. Klafter Corporate Secretary